UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BLACKLINE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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21300 Victory Boulevard, 12th Floor
Woodland Hills, California 91367
(818) 223-9008

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of BlackLine, Inc. to be held on Wednesday, May 9, 2018 at 9:00 a.m., local time. The annual meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/BL2018 and entering your sixteen-digit control number located on your proxy card.

Details regarding how to attend the virtual annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the virtual annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the virtual annual meeting.

Also, please let us know if you plan to attend the virtual annual meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Thank you for your ongoing support of, and continued interest in, BlackLine, Inc.

Sincerely,

John Brennan		Therese Tucker
Chairman of the Board		Chief Executive Officer and Director

Woodland Hills, California
March 29, 2018

BLACKLINE, INC.
21300 Victory Boulevard, 12th Floor
Woodland Hills, California 91367

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., local time, on Wednesday, May 9, 2018

Place
The annual meeting will be a virtual meeting held over the Internet. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/BL2018 and entering your sixteen-digit control number located on your proxy card.

Items of Business
(1)  To elect as Class II directors the two nominees named in the accompanying proxy statement to serve until our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

(3) To approve the BlackLine, Inc. 2018 Employee Stock Purchase Plan.

(4) To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	March 12, 2018

Only holders of record of our common stock as of March 12, 2018 are entitled to notice of and to vote at the annual meeting.

Meeting Admission
You are invited to attend the virtual annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock as of the Record Date. You can attend the virtual annual meeting by visiting www.virtualshareholdermeeting.com/BL2018 and entering your sixteen-digit control number located on your proxy card.

Availability of Proxy Materials
The Notice Regarding the Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials and our 2017 annual report, is first being sent or given on or about March 29, 2018 to all stockholders entitled to vote at the annual meeting. The proxy materials and our 2017 annual report can be accessed by following the instructions in the Notice Regarding the Internet Availability of Proxy Materials.

Voting
Your vote is very important. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of the accompanying proxy statement.

By order of the Board of Directors,

Karole Morgan-Prager
Chief Legal and Administrative Officer and
Secretary
Woodland Hills, California
March 29, 2018

i

BLACKLINE, INC.

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m., local time, on Wednesday, May 9, 2018

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2018 annual meeting of stockholders of BlackLine, Inc., a Delaware corporation, and any postponements or adjournments thereof. The annual meeting will be held virtually on Wednesday, May 9, 2018 at 9:00 a.m., local time. You will be able to attend the virtual annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/BL2018 and entering your sixteen-digit control number located on your proxy card.

Stockholders are invited to attend the virtual annual meeting and are requested to vote on the items of business described in this proxy statement. The Notice Regarding the Internet Availability of Proxy Materials, or the Notice of Internet Availability, which contains instructions on how to access the proxy materials and our 2017 annual report, is first being sent or given on or about March 29, 2018 to all stockholders entitled to notice of and to vote at the virtual annual meeting. The proxy materials and our 2017 annual report can be accessed by following the instructions in the Notice of Internet Availability as well as online at our Investor Relations website at http://investors.blackline.com.

What proposals am I voting on?

You are being asked to vote on three proposals:

•	the election of the two nominees for Class II director named in this proxy statement to hold office until our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;
•	the ratification of the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and
•	the approval of the BlackLine, Inc. 2018 Employee Stock Purchase Plan, or the 2018 Employee Stock Purchase Plan.

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the two nominees for Class II director named in this proxy statement;
•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and
•	“FOR” the approval of the 2018 Employee Stock Purchase Plan.

Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on March 12, 2018, the record date for the annual meeting, are entitled to vote at the annual meeting. As of the record date, there were 53,348,035 shares of our common stock issued and outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Company, LLC, or AST, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the virtual annual meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, by mail by following the instructions on the proxy card or voting instruction card.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the virtual annual meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the virtual annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote electronically at the annual meeting. If you plan to attend the virtual annual meeting, you may vote by proxy or electronically at the annual meeting.
•	You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the annual meeting.
•	You may vote by telephone. To vote over the telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your Notice of Internet Availability or proxy card available when you call. You will be asked to provide the control number from your Notice of Internet Availability or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 8, 2018.
•	You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your Notice of Internet Availability or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice of Internet Availability or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 8, 2018.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•	entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•	returning a later-dated proxy card (which automatically revokes the earlier proxy);
•	providing a written notice of revocation prior to the annual meeting to our corporate secretary at our principal executive offices as follows: BlackLine, Inc., 21300 Victory Boulevard, 12th Floor, Woodland Hills, California 91367, Attn: Corporate Secretary; or
•	attending the virtual annual meeting and voting electronically. Attendance at the virtual annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically at the virtual annual meeting.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to distribute our proxy materials, including the notice of annual meeting of stockholders, this proxy statement and our 2017 annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and 2017 annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Mark Partin, our Chief Financial Officer, and Karole Morgan-Prager, our Chief Legal and Administrative Officer and Secretary, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted electronically at the virtual annual meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

Holders of our common stock are entitled to one vote for each share held as of the record date.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, virtually or represented by proxy, of a majority of the voting power of our stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum to transact business at the annual meeting. Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the annual meeting. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2018 (Proposal No. 2) is considered “routine” under applicable federal securities rules. The election of Class II directors (Proposal No. 1) and the approval of the 2018 Employee Stock Purchase Plan (Proposal No. 3) are considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy and entitled to vote at the annual meeting (Proposals No. 2 and No. 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” and abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Class II Directors. The election of Class II directors requires a plurality of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the two nominees for Class II director receiving the highest number of “FOR” votes will be elected as Class II directors. You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: Ratification of Appointment PwC. The ratification of the appointment of PwC requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 3: Approval of the 2018 Employee Stock Purchase Plan. The approval of the 2018 Employee Stock Purchase Plan by us requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Who will count the votes?

A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” each of the two nominees for Class II director named in this proxy statement;
•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and
•	“FOR” the approval of the 2018 Employee Stock Purchase Plan.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee.Brokers, banks and other nominees holding shares of common stock in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter—Proposal No. 2 (ratification of the appointment of PwC). Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors and Proposal No. 3 relating to the approval of the 2018 Employee Stock Purchase Plan.

How can I contact BlackLine’s transfer agent?

You may contact our transfer agent, AST, by telephone at (800) 937-5449 (toll-free for United States residents), or by email at info@amstock.com. Materials may be mailed to AST at:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

How can I attend the annual meeting?

The annual meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/BL2018 and entering your sixteen-digit control number located on your proxy card. The annual meeting webcast will begin promptly at 9:00 a.m., local time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:50 a.m., local time, and you should allow ample time for the check-in procedures.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee.If you were a beneficial owner of shares that are held in “street name” at the close of business on the record date, you may not vote your shares electronically at the virtual annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the virtual annual meeting even if you do not have a legal proxy. For admission to the virtual annual meeting, visit www.virtualshareholdermeeting.com/BL2018 and enter your sixteen-digit control number located on your proxy card.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed materials?

If you receive more than one Notice of Internet Availability or more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy materials and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy materials and annual report, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

BlackLine, Inc.
Attention: Investor Relations
21300 Victory Boulevard, 12th Floor
Woodland Hills, CA 91367
Tel: (818) 223-9008

Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available from our Corporate Secretary for ten days prior to the meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time, at our corporate headquarters located at 21300 Victory Boulevard, 12th Floor, Woodland Hills, California 91367.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled Stockholder Proposal Deadlines for 2019 Annual Meeting in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2019 annual meeting.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors is currently comprised of nine members. Effective immediately prior to the 2018 annual meeting of stockholders, the size of the board of directors will be reduced from nine to eight members. Our board of directors consists of three classes of directors, each serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Stockholders’ Agreement

We are party to an Amended and Restated Stockholders’ Agreement with Silver Lake Sumeru Fund, L.P., Silver Lake Technology Investors Sumeru, L.P. (individually and/or collectively, Silver Lake Sumeru), Iconiq Strategic Partners, L.P., ICONIQ Strategic Partners-B, L.P., Iconiq Strategic Partners Co-Invest, L.P., BL Series and Iconiq Strategic Partners Co-Invest, L.P., BL2 Series (individually and/or collectively, Iconiq), Ms. Tucker and Mr. Spanicciati, dated as of October 27, 2016, or the Stockholders’ Agreement. The parties to the Stockholders’ Agreement are referred to as the Principal Stockholders in this proxy statement. Pursuant to the Stockholders’ Agreement, our Principal Stockholders are entitled to designate members of our Board as follows:

Silver Lake Sumeru is entitled to designate: (i) seven directors of up to a 13 member Board for so long as Silver Lake Sumeru beneficially owns more than 35% of the total number of shares of our common stock then outstanding; (ii) six directors for so long as Silver Lake Sumeru beneficially owns 35% or less, but more than 25% of the total number of shares of our common stock then outstanding; (iii) three directors for so long as Silver Lake Sumeru beneficially owns 25% or less, but more than 20% of the total number of shares of our common stock then outstanding; (iv) two directors for so long as Silver Lake Sumeru beneficially owns 20% or less, but more than 10% of the total number of shares of our common stock then outstanding; and (v) one director for so long as Silver Lake Sumeru beneficially owns 10% or less, but at least 5% of the total number of shares of our common stock then outstanding.

Iconiq is entitled to designate one director for so long as Iconiq beneficially owns at least 5% of the total number of shares of our common stock then outstanding.

Silver Lake Sumeru and Iconiq designees to our board of directors will each serve until the annual meeting of stockholders in the year in which their respective board terms expire. If Silver Lake Sumeru or Iconiq meet the applicable beneficial ownership thresholds as of 120 days prior to such annual meetings, the Silver Lake Sumeru or Iconiq designees will be nominated by our board of directors for election by the stockholders at such annual meeting. The Principal Stockholders will agree to vote their shares in favor of the directors nominated as set forth above. In addition, Silver Lake Sumeru and Iconiq shall be entitled to designate the replacement for any of their respective board nominees or designees, as applicable, whose board service terminates prior to the end of the director’s term. In each case, Silver Lake Sumeru’s and Iconiq’s nominees or designees, as applicable, must comply with applicable law and stock exchange rules.

Silver Lake Sumeru has designated Messrs. Babcoke and Brennan and Ms. Haynes pursuant to the Stockholders’ Agreement and Iconiq has designated Mr. Griffith pursuant to the Stockholders’ Agreement.

Ms. Tucker and Mr. Spanicciati are also each be entitled to membership on our board of directors, subject to the following: in the event that Ms. Tucker or Mr. Spanicciati ceases to be employed by the company for any reason and she or he beneficially owns less than 5% of the total number of shares of our common stock outstanding (i) she or he will be required to immediately tender her or his resignation from our board of directors effective only upon acceptance by our board of directors, and (ii) our board of directors may, in its sole discretion, accept or reject such resignation. If our board of directors rejects the resignation, Ms. Tucker or Mr. Spanicciati, as applicable, will continue to have the right to be designated for membership on our board of directors; provided that our board of directors will have the right, by unanimous vote of the other directors (excluding both Ms. Tucker and Mr. Spanicciati), to require such director’s resignation from our board of directors if the our board of directors determines such resignation would be in the best interests of the company, regardless of the number of shares of common stock held by Ms. Tucker or Mr. Spanicciati.

Silver Lake Sumeru shall also have the right to have two designees serve on the compensation committee and two designees serve on the nominating and corporate governance committee, subject to compliance with applicable law and stock exchange rules, so long as Silver Lake Sumeru owns at least 15% of the total number of shares of our common stock then outstanding. The Stockholders’ Agreement, subject to certain exceptions, also prohibits us from increasing or decreasing the size of our board of directors without the prior written consent of Silver Lake Sumeru so long as Silver Lake Sumeru owns at least 15% of the total number of shares of our common stock then outstanding. The affiliates of each of the Principal Stockholders have agreed to vote their shares in favor of the directors designated as set forth above.

The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the annual meeting (including those who are also nominees for election as a director at the annual meeting) and for each of the continuing members of our board of directors. All information is as of March 15, 2018.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Jason Babcoke	II	45	Director	2013	2018	2021
Kevin Thompson(1)(2)	II	52	Director	2017	2018	2021
Director Not Continuing
Hollie Haynes(3)(4)	II	46	Director	2013	2018	—
Continuing Directors
John Brennan(3)(5)	III	53	Chairman of the Board	2013	2019	—
William Griffith	III	46	Director	2013	2019	—
Graham Smith(1)	III	58	Director	2015	2019	—
Therese Tucker	I	56	Chief Executive Officer and Director	2001	2020	—
Mario Spanicciati	I	37	Chief Marketing Officer and Director	2013	2020	—
Thomas Unterman(1)(5)	I	73	Director	2010	2020	—
(1)	Member of audit committee.
(2)	Contingent upon his re-election, Mr. Thompson will replace Ms. Haynes as a member of the compensation committee following the 2018 annual meeting of stockholders.
(3)	Member of compensation committee.
(4)	Ms. Haynes is not standing for re-election at the 2018 annual meeting of stockholders, but will continue to serve as a member of our board of directors until the expiration of her current term ending on the date of the 2018 annual meeting of stockholders.
(5)	Member of nominating and corporate governance committee.

Nominees for Director

Jason Babcoke. Mr. Babcoke has served as a member of our board of directors since September 2013. Mr. Babcoke has served as a Managing Director of Sumeru Equity Partners, a private equity firm, since March 2014. Since July 2011, Mr. Babcoke has served as a Principal for Silver Lake Sumeru, a middle-market investment group of Silver Lake, a global private equity firm. From August 2008 to July 2011, Mr. Babcoke worked at Symphony Technology Group, a private equity firm. From July 2004 to August 2006, Mr. Babcoke served as a Senior Manager for Life Technologies, a biotech company. From February 2001 to March 2004, Mr. Babcoke served as Director of Engineering for Angstron Systems, Inc., a nano-deposition technology company, acquired by Novellus. From July 2000 to January 2001, Mr. Babcoke served as a Venture Capital Associate for The Spark Group, a technology-focused investment group. Currently, Mr. Babcoke serves as a member of the board of directors for Buildium, LLC and Snow Software. Mr. Babcoke holds an M.B.A. from Harvard Business School, an M.S. in Management Science and Engineering from Stanford University and a B.S. in Mechanical Engineering from University of California, Berkeley. Mr. Babcoke is a designee of Silver Lake Sumeru.

Mr. Babcoke brings valuable experience in venture capital investing and knowledge of technology companies to the board of directors.

Kevin Thompson. Mr. Thompson has served as a member of our board of directors since October 2017. Since March 2010, Mr. Thompson has served as President and Chief Executive Officer of SolarWinds Inc., an enterprise information technology infrastructure management software company, or SolarWinds, and has held several other positions since he joined SolarWinds in July 2006. From November 2005 to March 2006, Mr. Thompson served as Chief Financial Officer of Surgient, Inc., a software company. From September 2004 to November 2005, Mr. Thompson served as Senior Vice President and Chief Financial Officer of SAS Institute, a business intelligence software company. From October 2000 to August 2004, Mr. Thompson served as Executive Vice President and Chief Financial Officer of Red Hat, Inc., an enterprise software company. Currently, Mr. Thompson serves on the board of directors of Instructure, Inc., an educational technology company. Previously, Mr. Thompson served on the board of directors of Barracuda Networks, Inc., a data security and storage company, from September 2013 to June 2016 and the board of directors of NetSuite Inc., a business management software company, from September 2006 to its acquisition by Oracle Corporation, a global information technology provider. Mr. Thompson holds a B.B.A. from the University of Oklahoma.

Mr. Thompson is a valuable member of our board of directors, bringing extensive experience working with software and other technology companies.

Director Not Continuing

Hollie Haynes. Ms. Haynes has served as a member of our board of directors since September 2013. Ms. Haynes founded Luminate Capital Partners, a private equity firm, and has served as its Managing Partner since January 2015. Since June 2007, Ms. Haynes has served as Managing Director for Silver Lake Sumeru, a middle-market investment group of Silver Lake, a global private equity firm. Ms. Haynes joined Silver Lake in August 1999. From June 1993 to July 1997, Ms. Haynes served in various analyst roles for Hellman & Friedman, a private equity firm, and Morgan Stanley, an investment bank. Currently, Ms. Haynes serves as a member of the board of directors of various private companies. Ms. Haynes holds an M.B.A. from Stanford University Graduate School of Business and an A.B. in Economics from Harvard University. Ms. Haynes is a designee of Silver Lake Sumeru.

Ms. Haynes is a valuable member of our board of directors, bringing experience in the technology and financial industries and service as a board member for privately held companies.

Continuing Directors

Therese Tucker. Ms. Tucker is our founder and has served as our Chief Executive Officer and a member of our board of directors since August 2001. Prior to founding the Company, Ms. Tucker served as Chief Technology Officer for SunGard Treasury Systems, Inc. and SunGard Trading Systems, Inc., providers of software solutions and information technology services, from 1998 to 2001. Ms. Tucker holds a B.S. in Computer Science and Mathematics from University of Illinois at Urbana-Champaign.

Ms. Tucker is a valuable member of our board of directors, possessing over 25 years of experience in the finance and technology industry and the operational insight and expertise she has accumulated as our founder and Chief Executive Officer.

Mario Spanicciati. Mr. Spanicciati joined us in 2004 and has served as our Chief Marketing Officer since October 2016. Previously, Mr. Spanicciati served as our Chief Strategy Officer from August 2015 to October 2016 and as our Executive Vice President. He has been a member of our board of directors since September 2013. Prior to joining us, Mr. Spanicciati served as an Analyst for Merrill Lynch’s Private Banking & Investment Group, a division of Merrill Lynch that offers personalized wealth management products and services from January 2003 to June 2004. Mr. Spanicciati holds a B.S. in Hotel Administration from Cornell University.

Mr. Spanicciati is a valuable member of our board of directors, bringing important perspective and experience as our Chief Marketing Officer. We also believe that he brings historical knowledge, operational expertise and continuity to the board of directors.

John Brennan. Mr. Brennan has served as a member of our board of directors since September 2013 and is the Chairman of our board of directors. Mr. Brennan cofounded Sumeru Equity Partners, a private equity firm and has served as Managing Director since March 2014. Since February 2008, Mr. Brennan has served as a Managing Director for Silver Lake Sumeru, a middle-market investment group of Silver Lake, a global private equity firm. From June 2003 to February 2008, Mr. Brennan served as Senior Vice President of Platform

Software for Adobe Systems Incorporated, a computer software company. Mr. Brennan served as Senior Vice President of SMB Segment Operations for Hewlett Packard Company, an information technology company, from April 2000 to June 2003 and as Principal and Associate Partner of Electronics and High-Tech Practice for Accenture Strategic Services, a management consulting, technology services and outsourcing company, from August 1991 to March 1999. Currently, Mr. Brennan serves as a member of the board of directors for ForeFlight, LLC, Influence Health, Inc. (formerly Medseek), Talend, Digital Reasoning Systems, Inc. and Buildium, LLC. Mr. Brennan holds an M.B.A. from University of California, Berkeley Haas School of Business and a B.A. in History from Yale University. Mr. Brennan is a designee of Silver Lake Sumeru.

Mr. Brennan brings valuable management experience as well as experience in venture capital investing and knowledge of technology companies to the board of directors.

William Griffith. Mr. Griffith has served as a member of our board of directors since September 2013. Since January 2013, Mr. Griffith has served as a partner of ICONIQ Capital Group, L.P., the parent company of an independent SEC Registered Investment Advisor and one of our Principal Stockholders. From January 2012 to December 2012, Mr. Griffith was a private investor. From August 2000 to December 2011, Mr. Griffith was employed by Technology Crossover Ventures, a private equity and venture capital firm, and served as a General Partner starting in 2003. Prior to joining Technology Crossover Ventures, Mr. Griffith served as an Associate for Beacon Group Ventures, a private equity firm acquired by JP Morgan Chase & Co. Before joining Beacon Group Ventures, Mr. Griffith served as an Investment Banking Analyst at Morgan Stanley, a financial services company. Currently, Mr. Griffith serves as a Board member for Age of Learning, Inc. and Procore Technologies, Inc. Mr. Griffith holds an M.B.A. from Stanford University Graduate School of Business and an A.B. in History and Engineering from Dartmouth College. Mr. Griffith is a designee of Iconiq.

Mr. Griffith brings valuable experience to the board of directors, both as an investment professional in the technology industry and as a result of his service as a board member for private and publicly traded companies.

Graham Smith. Mr. Smith has served as a member of our board of directors since May 2015. Mr. Smith served as Executive Vice President and Chief Financial Officer of Salesforce, Inc., a provider of customer relationship management software from March 2008 to August 2014. From January 2003 to December 2007, Mr. Smith served as Chief Financial Officer of Advent Software, Inc., a provider of portfolio accounting software. Mr. Smith has served as a member of the board of directors for Splunk Inc., a provider of operational intelligence software, since July 2011, MINDBODY, Inc., a provider of software to the wellness industry, since February 2015, Xero, Inc., a provider of online accounting software, since February 2015 and Citrix Systems, Inc., a provider of workplace software, since December 2015. Mr. Smith holds a B.Sc. in Economics and Politics from University of Bristol in England and qualified as a chartered accountant in England and Wales.

Mr. Smith brings valuable experience to our board of directors, including his experience in the software industry and service as an executive and a director for publicly traded companies, where he has served on various committees and held leadership roles.

Thomas Unterman. Mr. Unterman has served as a member of our board of directors since 2010. Since September 1999, Mr. Unterman has served as Partner for Rustic Canyon Partners, an early stage venture capital firm, which he founded in September 1999. From August 1992 to December 1999, Mr. Unterman served as Executive Vice President and Chief Financial Officer of The Times Mirror Company, a newspaper publishing company that was acquired by Tribune Co. Currently, Mr. Unterman serves as Chairman of the UCLA Technology Development Corp. He is a Director of the California Community Foundation, the Los Angeles Mayors Fund and several civil rights non-profit companies. He also serves as a director for several of the Rustic Canyon portfolio companies. Mr. Unterman holds a J.D. from University of Chicago and a B.A. from the Woodrow Wilson School of Public Affairs at Princeton University.

Mr. Unterman is a valuable member of our board of directors, bringing substantial experience as an executive officer of a public company, as an investment professional and as a director of private technology companies. We also believe that Mr. Unterman brings historical knowledge and continuity to the board of directors.

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, and considering the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, our board of directors has determined that each of our directors, other than Ms. Tucker and Mr. Spanicciati, are “independent directors” as defined under the rules of the NASDAQ Stock Market. In addition, our board of directors determined that Messrs. Smith, Thompson and Unterman, who are members of our audit committee, satisfy the enhanced independence standards for audit committee members established by applicable SEC rules and the rules of the NASDAQ Stock Market. Our board of directors has determined that Ms. Haynes and Mr. Brennan, who are members of our compensation committee, and Mr. Thompson, who contingent upon his re-election, will replace Ms. Haynes as a member of the compensation committee following the 2018 annual meeting of stockholders, satisfy the enhanced independence standards for compensation committee members established by applicable SEC rules and the rules of the NASDAQ Stock Market. Our board of directors has determined that Messrs. Brennan and Unterman, who are members of our nominating and corporate governance committee, satisfy the independence standards for nominating and corporate governance committee members established by applicable SEC rules and the rules of the NASDAQ Stock Market.

We are no longer a “controlled company” within the meaning of the corporate governance rules of the NASDAQ Stock Market because the Principal Stockholders no longer control more than a majority of our outstanding stock. Although we previously qualified as a “controlled company,” we elected not to take advantage of the “controlled company” exemption and are in full compliance with all corporate governance requirements under the NASDAQ Stock Market rules.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director at any time when our Chief Executive Officer serves as the Chairman of the Board or if the Chairman is not otherwise independent. The lead independent director will be responsible for calling separate meetings of the independent directors, determining the agenda and serving as chair of meetings of independent directors, reporting to the Chief Executive Officer and Chairman of our board of directors regarding feedback from executive sessions, serving as spokesperson for the company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

Currently, the roles of Chief Executive Officer and Chairman are separate and Mr. Brennan, an independent director, serves as the Chairman of the Board. Our board of directors believes that having an independent director serve as the non-executive Chairman of the Board is the appropriate leadership structure for our company at this time because it allows our Chief Executive Officer to focus on executing our company’s strategic plan and managing our company’s operations and performance, while allowing the Chairman of the Board to focus on the effectiveness of the board and independent oversight of our senior management team.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to risks relating to our corporate governance practices, the independence of the board of directors and potential conflicts of interest. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking.

Our board of directors believes its current leadership structure supports the risk oversight function of the board. In particular, our board believes that our non-executive Chairman and our majority of independent directors provide a well-functioning and effective balance to the members of executive management on our board.

Board Meetings and Committees

During our fiscal year ended December 31, 2017, our board of directors held 12 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, but we strongly encourage our directors to attend. Seven directors attended the 2017 annual meeting of stockholders.

Our board of directors has established a standing audit committee, a standing compensation committee, and a standing nominating and corporate governance committee. As described above, pursuant to the Stockholders’ Agreement, Silver Lake Sumeru has the right to have two designees serve on the compensation committee and two designees serve on the nominating and corporate governance committee, so long as Silver Lake Sumeru owns at least 15% of the total number of shares of our common stock then outstanding, subject to compliance with applicable law and stock exchange rules. Each of the committees has the composition and the responsibilities described below.

Audit Committee

Our audit committee currently consists of Messrs. Smith, Thompson and Unterman, with Mr. Smith serving as chairperson. Our audit committee consisted of Messrs. Babcoke, Smith and Unterman until October 1, 2017, at which time Mr. Thompson was appointed to the audit committee and replaced Mr. Babcoke. Each of Messrs. Smith, Thompson and Unterman is considered an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act and all members of the audit committee are financially literate.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent registered public accounting firm (“independent auditors”) and our internal control functions;
•	approves the hiring, discharging and compensation of our independent auditors;
•	approves engagements of the independent auditors to render any audit or permissible non-audit services;
•	reviews the qualifications, independence and performance of our independent auditors;
•	reviews the scope of the annual audit;
•	reviews our financial statements and reviews our critical accounting policies and estimates;
•	reviews the adequacy and effectiveness of our internal controls;
•	reviews and discusses with management and our independent auditors the results of our annual audit and our quarterly financial statements;
•	reviews our risk assessment and risk management processes;

•	establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; and
•	reviews and approves related party transactions under Item 404 of Regulation S-K.

Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules. The charter is available on our website at http://investors.blackline.com. Our audit committee held nine meetings during 2017.

Compensation Committee

Our compensation committee currently consists of Ms. Haynes and Mr. Brennan, with Mr. Brennan serving as the chairperson. Immediately prior to the 2018 annual meeting of stockholders, Ms. Haynes will step down from the compensation committee and, contingent upon his re-election, Mr. Thompson will replace Ms. Haynes as a member of the compensation committee following the 2018 annual meeting of stockholders. As such, following the 2018 annual meeting of stockholders and contingent upon the re-election of Mr. Thompson, our compensation committee will be comprised of Messrs. Brennan and Thompson.

Our compensation committee oversees our corporate compensation programs. Our compensation committee also:

•	reviews and recommends policies relating to compensation and benefits of our officers and employees;
•	reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other senior officers;
•	evaluates the performance of our officers in light of established goals and objectives;
•	recommends compensation of our officers based on its evaluations;
•	administers our equity compensation plans; and
•	makes recommendations regarding non-employee director compensation to the full board of directors.

Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules. The charter is available on our website at http://investors.blackline.com. Our compensation committee held six meetings during 2017.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Messrs. Brennan and Unterman, with Mr. Unterman serving as the chairperson.

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;
•	assesses the performance of members of the board of directors and make recommendations regarding committee and chair assignments;
•	recommends desired qualifications for board of directors membership and conduct searches for potential members of the board of directors;
•	reviews and makes recommendations with regard to our corporate governance guidelines;
•	approves our committee charters;
•	oversees compliance with our code of business conduct and ethics;
•	contributes to succession planning;
•	reviews actual and potential conflicts of interest of our directors and officers other than related party transactions reviewed by our audit committee; and
•	oversees the board self-evaluation process.

Our nominating and corporate governance committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the NASDAQ listing rules. The charter is available on our website at http://investors.blackline.com. Our nominating and corporate governance committee was created in May 2017. Our nominating and corporate governance committee did not meet or act by written consent during 2017.

Compensation Committee Interlocks and Insider Participation

During 2017, our compensation committee was comprised of Ms. Haynes and Mr. Brennan. Mr. Brennan is the chairperson of our compensation committee. None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee considers the current size and composition of the board, the needs of the board and its respective committees, the directors nominated or designated in accordance with the Stockholders’ Agreement, and the desired board qualifications, expertise and characteristics, including such factors as business experience and diversity. While we do not have a formal policy with respect to diversity, our nominating and corporate governance committee may consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. Our nominating and corporate governance committee has, from time to time, engaged an executive search firm to assist in identifying and recruiting potential candidates for membership on our board of directors.

Our nominating and corporate governance committee evaluates each individual in the context of the membership of the board of directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, our nominating and corporate governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the board of directors and the company and other qualifications and characteristics determined by the board of directors. Each director must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as a director.

After completing their review and evaluation of director candidates, in accordance with the rules of the NASDAQ Stock Market, our nominating and corporate governance committee will recommend a director nominee for selection by our board of directors. Our board has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations for Nominations to Our Board

A stockholder that wants to recommend a candidate for election to the board should direct the recommendation in writing by letter to the company, attention of our Chief Legal and Administrative Officer at BlackLine, Inc., 21300 Victory Boulevard, 12th Floor, Woodland Hills, California 91367. Such recommendation should include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation should also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership. We do not have a formal policy regarding the consideration of director candidates recommended by stockholders, but subject to the foregoing, our independent directors will consider candidates recommended by stockholders in the same manner as candidates recommended from other sources. Our independent directors have discretion to decide which individuals to recommend for nomination as directors. Our board has the final authority in determining the selection of director candidates for nomination to our board. A stockholder that wants to nominate a person directly for election to the board at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC. Any nomination should be sent in writing to BlackLine, Inc., 21300 Victory Boulevard, 12th Floor, Woodland Hills, California 91367, Attention: Corporate Secretary. To be timely for our 2019 annual meeting of stockholders, our corporate secretary must receive the nomination no earlier than January 6, 2019 and no later than February 5, 2019. Please see the section entitled “Stockholder Proposal Deadlines for 2019 Annual Meeting” in this proxy statement for more information.

Communications with the Board of Directors

In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our Chief Legal and Administrative Officer at BlackLine, Inc., 21300 Victory Boulevard, 12th Floor, Woodland Hills, California 91367. Our Chief Legal Officer will, in consultation with appropriate directors as necessary, review incoming stockholder communications and decide whether a response to any stockholder or interested party communication is necessary.

This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section entitled “Stockholder Proposal Deadlines for 2019 Annual Meeting” in this proxy statement.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the corporate governance section of our website, which is located at http://investors.blackline.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Outside Director Compensation Policy

Our board of directors adopted our Outside Director Compensation Policy in connection with our initial public offering. Members of our board of directors who are not employees are eligible for compensation under our Outside Director Compensation Policy. Accordingly, neither Ms. Tucker nor Mr. Spanicciati, both executive officers of BlackLine, is eligible for awards under our Outside Director Compensation Policy.

Under our Outside Director Compensation Policy, non-employee directors will receive compensation in the form of equity and cash, as described below:

Cash Compensation

Each non-employee director is eligible to receive the following annual cash retainers for certain board and/or committee service:

$40,000 per year for service as a board member;

$20,000 per year additionally for service as chair of the audit committee;

$10,500 per year additionally for service as chair of the compensation committee; and

$7,500 per year additionally for service as chair of the nominating and corporate governance committee.

All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis. No additional cash compensation will be paid to an individual who serves as a member of a committee of the board.

   Equity Compensation

Non-employee directors are eligible to receive all types of equity awards (except incentive stock options) under our 2016 Equity Incentive Plan, or the 2016 Plan, (or the applicable equity plan in place at the time of grant) including discretionary awards not covered under our Outside Director Compensation Policy. All grants of awards under our Outside Director Compensation Policy will be automatic and nondiscretionary.

Initial Award. Upon joining our board, each newly-elected non-employee director will receive an initial equity award having a grant date value equal to $165,000 multiplied by a fraction, (1) the numerator of which is (x) 12 minus (y) the number of full months between the date of the last annual meeting of stockholders and the date the individual becomes a member of the board and (2) the denominator of which is 12, (rounded to the nearest whole share), or the Initial Award. The Initial Award will be comprised of stock options and restricted stock units, or RSUs, each having a grant date value of approximately 50% of the aggregate value of the Initial Award. The Initial Award will be granted on the date on which such person first becomes a non-employee director. Subject to the terms of the policy, the Initial Award will vest as to 100% of the shares subject thereto upon the earlier of the one year anniversary of the grant date or the day prior to our next annual meeting of stockholders, subject to the individual’s continued service through the applicable vesting date. A director who is an employee who ceases to be an employee director but who remains a director will not receive an Initial Award.

Annual Award. On the date of each annual meeting of our stockholders beginning with the second annual meeting following the effective date of the registration statement for our initial public offering, each non-employee director automatically will be granted an equity award having a grant date value equal to $165,000, or the Annual Award. The Annual Award will be comprised of stock options and RSUs each having a grant date value of approximately 50% of the aggregate value of the Annual Award. Subject to the terms of the policy, each Annual Award will vest as to 100% of the shares subject thereto upon the earlier of the one year anniversary of the grant date or the day prior to our next annual meeting occurring after the grant date, subject to the individual’s continued service through the applicable vesting date.

The grant date value of all equity awards granted under our Outside Director Compensation Policy is determined in accordance with accounting principles generally accepted in the United States of America.

Any award granted under our Outside Director Compensation Policy will fully vest in the event of a change in control, as defined in our 2016 Plan, provided that the individual remains a director through such change in control.

Director Compensation Tables

The following table provides information regarding compensation of our non-employee directors for service as directors, for the year ended December 31, 2017. In the fiscal year ended December 31, 2017, non-employee directors affiliated with our Principal Stockholders did not receive compensation for their service as directors.

Name	Fees Earned or Paid in Cash		Option Awards ($)(1)	Stock Awards ($)(1)	All other Compensation	Total ($)
Jason Babcoke	—		—	—	—	—
John Brennan	—		—	—	—	—
William Griffith	—		—	—	—	—
Hollie Haynes	—		—	—	—	—
Graham Smith(2)	60,000	(3)	—	—	—	60,000
Kevin Thompson(4)	10,000	(5)	55,051	55,001	—	120,052
Thomas Unterman(6)	45,000	(7)	—	—	—	45,000
(1)	Stock option awards and RSUs are shown at their aggregate grant date fair value in accordance with authoritative accounting guidance on stock compensation. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant. For more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 2 of the “Notes to Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 8, 2018.
(2)	Mr. Smith was granted a stock option to purchase 100,000 shares of our common stock on May 20, 2015. Twenty-five percent (25%) of the shares (rounded down to the nearest whole number of shares) vests on each of the first four anniversaries of the vesting commencement date (May 20, 2015), subject to continued service with us through each applicable vesting date. As of December 31, 2017, 25,000 shares of our common stock subject to the stock option were outstanding and exercisable and 50,000 shares of our common stock subject to the stock option were outstanding and unexercisable. As of December 31, 2017, Mr. Smith had exercised 25,000 shares of our common stock subject to the stock option.
(3)	The amount shown reflects an annual cash retainer for such director’s service as a member of our board of directors and chair of our audit committee.
(4)	As of December 31, 2017, Mr. Thompson held 1,612 RSUs and a stock option to purchase 3,633 shares of our common stock. 100% of the RSUs and shares subject to the stock option will vest upon the earlier of October 1, 2018 or the day prior to our 2018 annual meeting of stockholders.
(5)	Mr. Thompson became a member of our board of directors in October 2017. The amount shown reflects an annual cash retainer for such director’s service as a member of our board of directors prorated for the portion of 2017 in which Mr. Thompson was a member of our board of directors.
(6)	Mr. Unterman was granted a stock option to purchase 100,000 shares of our common stock on March 3, 2014. Twenty-five percent (25%) of the shares (rounded down to the nearest whole number of shares) vests on each of the first four anniversaries of the vesting commencement date (March 3, 2014), subject to continued service with us through each applicable vesting date. As of December 31, 2017, 25,000 shares of our common stock subject to the stock option were outstanding and unexercisable. As of December 31, 2017, Mr. Unterman had exercised 75,000 shares of our common stock subject to the stock option.
(7)	The amount shown reflects an annual cash retainer for such director’s service as a member of our board of directors and an annual cash retainer for such director’s service as chair of our nominating and corporate governance committee prorated for the portion of 2017 in which Mr. Unterman was chair of our nominating and corporate governance committee.

PROPOSAL NUMBER 1

ELECTION OF CLASS II DIRECTORS

Our board of directors is currently comprised of nine directors and is divided into three staggered classes of directors. Effective immediately prior to the 2018 annual meeting of stockholders, the size of the board of directors will be reduced from nine to eight members. At the annual meeting, two Class II directors will be elected to our board of directors by the holders of our common stock to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees for Director

Our nominating and corporate governance committee has recommended director nominees for selection by our board of directors, and our board of directors has nominated, Jason Babcoke and Kevin Thompson, each a current Class II director, as nominees for re-election as Class II directors at the 2018 annual meeting of stockholders. Mr. Babcoke is a designee of Silver Lake Sumeru. If elected, each of Messrs. Babcoke and Thompson will serve as a Class II director until the 2021 annual meeting and until his respective successor is duly elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Messrs. Babcoke and Thompson have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by our nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

Required Vote

The Class II directors will be elected by a plurality of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote on the election of directors. In other words, the two nominees receiving the highest number of “FOR” votes will be elected as Class II directors. You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Messrs. Babcoke and Thompson. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of Jason Babcoke and Kevin Thompson as Class II directors.

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the year ending December 31, 2018. During 2017, PwC served as our independent registered public accounting firm.

Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and its stockholders. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may consider whether it should appoint another independent registered public accounting firm. A representative of PwC is expected to be telephonically present at the virtual annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed for professional audit services and other services rendered to us by PwC for our fiscal years ended December 31, 2017 and 2016.

	Fiscal Year Ended
	2017	2016
Audit Fees(1)	$1,443,100	$1,854,775
Audit-related Fees	$—	$—
Tax Fees(2)	$23,000	$134,830
All Other Fees	$4,500	$4,140
Total Fees	$1,470,600	$1,993,745
(1)	“Audit Fees” consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2016 and 2017 also included fees billed for professional services rendered in connection with our Form S-1 registration statements related to our initial public offering and our follow-on offering, our Form S-3 registration statement related to our additional follow-on offering, and our Form S-8 registration statements filed in October 2016 and May 2017.
(2)	“Tax Fees” consist of fees for professional services for tax compliance, tax advice and tax planning.

Auditor Independence

In 2017, there were no other professional services provided by PwC that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Audit and Non-Audit Services Pre-Approval Policy

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee (or its delegate) may pre-approve services to be performed by our independent registered public accounting firm without consideration of specific case-by-case services or may require the specific pre-approval of the committee, in either case, in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to PwC for our fiscal years ended December 31, 2017 and 2016 were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative “FOR” vote of a majority of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Audit Committee Report

BlackLine’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing BlackLine’s consolidated financial statements. BlackLine’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of BlackLine’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare BlackLine’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2017 with the management of BlackLine and PwC;
•	discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and
•	received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC that firm’s independence.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC. The audit committee has also appointed PwC as the company’s independent registered public accounting firm for the year ending December 31, 2018.

The Audit Committee

Graham Smith (Chair)
Jason Babcoke*
Kevin Thompson*
Thomas Unterman

*	On October 1, 2017, Mr. Thompson replaced Mr. Babcoke as a member of the audit committee.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by BlackLine under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent BlackLine specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

PROPOSAL NUMBER 3

APPROVAL OF THE BLACKLINE, INC. 2018 EMPLOYEE STOCK PURCHASE

Summary

Our board of directors is asking company stockholders to approve a new employee stock purchase plan, the BlackLine, Inc. 2018 Employee Stock Purchase Plan (the “2018 Employee Stock Purchase Plan”). Our board of directors has determined that it is in the best interests of our company and stockholders to have an employee stock purchase plan and has adopted the 2018 Employee Stock Purchase Plan, subject to approval from the stockholders at the annual meeting. If approved by our stockholders, the 2018 Employee Stock Purchase Plan will become effective as of February 13, 2018, which is the date our board of directors approved the 2018 Employee Stock Purchase Plan, and will expire 20 years from such date, unless terminated earlier in accordance with the 2018 Employee Stock Purchase Plan.

Reasons for Voting to Approve the 2018 Employee Stock Purchase Plan

If approved, the 2018 Employee Stock Purchase Plan will be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. The 2018 Employee Stock Purchase Plan allows our employees to buy our shares of company common stock (the “Shares”) at a discount through payroll deductions. In the highly competitive technology industry in which we compete for talent, we believe that offering an employee stock purchase program is critical to our ability to maintain competitiveness. If the proposed 2018 Employee Stock Purchase Plan is not approved by the company’s stockholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business and ability to increase long-term stockholder value could be adversely affected.

Description of the 2018 Employee Stock Purchase Plan

The following is a summary of the principal features of the 2018 Employee Stock Purchase Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2018 Employee Stock Purchase Plan and is qualified in its entirety by the specific language of the 2018 Employee Stock Purchase Plan. A copy of the 2018 Employee Stock Purchase Plan is provided as Appendix A to this proxy statement.

Purpose. The purpose of the 2018 Employee Stock Purchase Plan is to provide our employees and employees of our subsidiaries or our affiliates (“participating subsidiaries”) with an opportunity to purchase our Shares through accumulated payroll deductions or other contributions that we may permit. The 2018 Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, or Section 423. In addition, the 2018 Employee Stock Purchase Plan authorizes the grant of purchase rights that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by our board of directors or other committee administering the 2018 Employee Stock Purchase Plan that are designed to achieve desired tax or other objectives.

Shares Available for Issuance. If our stockholders approve this proposal, a total of 1,500,000 Shares will be reserved for issuance under the 2018 Employee Stock Purchase Plan.

Plan Administration. Our board of directors or a committee appointed by our board of directors administers the 2018 Employee Stock Purchase Plan, or the Administrator. The Administrator has full and exclusive discretionary authority to construe, interpret, and apply the terms of the 2018 Employee Stock Purchase Plan, to designate separate offerings under the 2018 Employee Stock Purchase Plan, to adjudicate disputed claims under the 2018 Employee Stock Purchase Plan, and to establish such procedures that it deems necessary for the administration of the 2018 Employee Stock Purchase Plan. The Administrator is further authorized to adopt rules and procedures regarding eligibility to participate, the definition of “compensation,” handling of contributions, and making of contributions to the 2018 Employee Stock Purchase Plan, among other responsibilities.

Eligibility. All common law employees of the company, including our executive officers, and employees of any subsidiaries of the company that are designated by the Administrator to participate in the 2018 Employee Stock Purchase Plan, are eligible to participate in the 2018 Employee Stock Purchase Plan if they are employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable law). However, an employee may not be granted rights to purchase stock under an offering that qualifies under Section 423 of the 2018 Employee Stock Purchase Plan if such employee:

•	immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the company or any subsidiary of the company; or
•	hold rights to purchase stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of stock (determined at the fair market value of the stock at the time such purchase right is granted) for each calendar year in which the offering period is outstanding at any time.

Offering Periods. Our 2018 Employee Stock Purchase Plan is intended to qualify under Section 423. The 2018 Employee Stock Purchase Plan also authorizes the grant of rights to purchase Shares that do not qualify under Section 423 and such rights will be available under a separate offering from offerings intended to qualify under Section 423. Unless otherwise determined by the Administrator, each offering period under the 2018 Employee Stock Purchase Plan will have a duration of approximately 12 months, commencing on the first trading day on or after May 10 or November 10 of each year and terminating on the first trading day on or before May 10 or November 10, approximately 12 months later; provided, however, that the first offering period will commence with the first trading day on or after November 10, 2018 and will terminate on the first trading day on or before November 10, 2019. The Administrator, in its discretion, may modify the terms of offering periods before they begin, provided that no offering period may last more than 27 months. If the fair market value of a Share on an exercise date is less than the fair market value of a Share on the first trading day of the offering period, participants automatically will be withdrawn from the current offering period and will be automatically re-enrolled in a new offering period.

Each offering period will include two purchase periods, which will be approximately six months in length.

Once an employee becomes a 2018 Employee Stock Purchase Plan participant, the employee automatically will participate in each successive offering period until the employee withdraws from the 2018 Employee Stock Purchase Plan, the employee is not eligible, or the employee’s employment with the company or one of the company’s participating subsidiaries terminates, whichever occurs earlier. On the first trading day of each offering period, each participant automatically is granted a right to purchase Shares. The 2018 Employee Stock Purchase Plan purchase rights expire upon the earlier of (i) the end of the offering period, (ii) the date the participant withdraws from the 2018 Employee Stock Purchase Plan, or (iii) the date of a termination of the participant’s employment. At the end of each six-month purchase period during an offering period, the participant’s 2018 Employee Stock Purchase Plan purchase rights are exercised and the participants purchase shares based on the amount payroll deductions accumulated during such purchase period. A participant may purchase a maximum of 2,000 Shares during a purchase period. Participants may withdraw their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase Shares.

Contributions. Our 2018 Employee Stock Purchase Plan permits participants to purchase Shares through payroll deductions of up to 15% of their eligible compensation, which includes base straight time gross earnings and payments for overtime and shift premium, and commissions (to the extent such commissions are an integral, recurring part of compensation), but excludes payments for incentive compensation, bonuses, equity compensation income, and other similar compensation.

Purchase Price. Shares are purchased at the end of each six-month purchase period to the extent of the payroll deductions accumulated during such period. The purchase price of the Shares is 85% of the lower of the fair market value of our Shares on the first trading day of each offering period or on the purchase date. The Administrator may determine a different purchase price for future offering periods subject to applicable laws.

The fair market value of the Shares on any relevant date will be the closing price per share as reported on any established stock exchange or a national market system, or the mean between the high bid and low asked prices, if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, in both instances, as quoted on such exchange or reported in The Wall Street Journal, or such other source the Administrator deems reliable. In the absence of an established market for the Shares, the fair market value will be determined by the Administrator.

Non-Transferability. Neither contributions credited to a participant’s account nor any rights granted under the 2018 Employee Stock Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of in any way, other than by will, the laws of descent and distribution, or through a beneficiary designated under the 2018 Employee Stock Purchase Plan.

Certain Adjustments. In the event of certain changes in our corporate structure affecting our Shares, to prevent dilution or enlargement of the benefits or potential benefits available under the 2018 Employee Stock Purchase Plan, the Administrator will adjust the number and class of Shares that may be delivered under the 2018 Employee Stock Purchase Plan, the purchase price per share and the number of Shares covered by each 2018 Employee Stock Purchase Plan purchase right and the numerical share limits set forth in the 2018 Employee Stock Purchase Plan. In the event of our proposed liquidation or dissolution, the offering period then in progress will be shortened, and a new exercise date will be set to occur prior to the proposed transaction, unless determined otherwise by the Administrator. The Administrator will notify each participant in writing that the exercise date has been changed and that the participant’s 2018 Employee Stock Purchase Plan purchase right will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Merger or Change in Control. In the event of our merger or change in control, as defined under the 2018 Employee Stock Purchase Plan, each outstanding 2018 Employee Stock Purchase Plan purchase right will be assumed or an equivalent purchase right substituted by the successor corporation (or parent or subsidiary of the successor corporation). If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set to occur prior to the proposed transaction. The Administrator will notify each participant that the exercise date has been changed and that the participant’s 2018 Employee Stock Purchase Plan purchase right will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination. The Administrator may at any time amend, suspend, or terminate the 2018 Employee Stock Purchase Plan, including the term of any offering period then-outstanding. Generally, no such termination may adversely affect 2018 Employee Stock Purchase Plan purchase rights previously granted.

Upon its approval by the stockholders, the 2018 Employee Stock Purchase Plan will continue until the earlier to occur of (i) the termination of the 2018 Employee Stock Purchase Plan by the Board, or (ii) February 13, 2038 (the date which is 20 years from the adoption of the 2018 Employee Stock Purchase Plan by the Board).

U.S. Federal Income Tax Consequences

The following paragraphs are intended as a summary of the U.S. federal income tax consequences to U.S. taxpayers and the company of the purchase of Shares under the 2018 Employee Stock Purchase Plan. This summary does not attempt to describe all possible federal or other tax consequences of such participation or based on particular circumstances. In addition, it does not describe any state, local or non-U.S. tax consequences.

The 2018 Employee Stock Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423. The 2018 Employee Stock Purchase Plan also authorizes the grant of rights to purchase Shares that do not qualify under Section 423. Under an employee stock purchase plan that qualifies under Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to the company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the 2018 Employee Stock Purchase Plan or in the event the participant should die while still owning the purchased Shares. No participant may purchase Shares under the 2018 Employee Stock Purchase Plan at a rate of more than $25,000 of Shares in any calendar year during which the participating employee is enrolled in that offering period.

If the participant sells or otherwise disposes of the purchased Shares within two years after the start date of the offering period in which the Shares were acquired or within one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and the company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The amount of this ordinary income will be added to the participant’s basis in the Shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the Shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased Shares more than two years after the start date of the offering period in which the Shares were acquired and more than one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (ii) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the Shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. The company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased Shares at the time of death, the lesser of (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Summary

Our board of directors believes that it is in the best interests of the company and our stockholders to provide employees with the opportunity to acquire an ownership interest in the company through their participation in the 2018 Employee Stock Purchase Plan and thereby encourages them to remain in the company’s employ and more closely align their interests with those of our stockholders.

Board Recommendation

Our board of directors recommends a vote “FOR” the proposal to approve the 2018 Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 15, 2018:

Name	Age	Position
Executive Officers:
Therese Tucker	56	Chief Executive Officer and Director
Chris Murphy	49	Chief Revenue Officer
Mark Partin	50	Chief Financial Officer
Karole Morgan-Prager	55	Chief Legal and Administrative Officer
Marc Huffman	47	Chief Operating Officer

For Ms. Tucker’s biography, see “Continuing Directors.”

Chris Murphy has served as our Chief Revenue Officer since March 2014. Prior to joining us, Mr. Murphy served as Senior Vice President and General Manager of the Financial Solutions Group for Infor, Inc., a provider of business management enterprise software, from March 2004 to February 2014. From May 2003 to February 2004, Mr. Murphy served as the Vice President of Global Sales Operations for Melita International, a provider of customer contact management solutions. From October 1999 to May 2003, Mr. Murphy served as the Vice President of Sales Operations for divine, inc., an internet incubator. From October 1991 to June 1999, Mr. Murphy served in various financial roles for Platinum Technology Inc., a management software and database company, Information Resources, Inc, a market research company, and United States Cellular Corporation, a provider of wireless services. Mr. Murphy holds an M.B.A. from DePaul University, Charles H. Kellstadt Graduate School of Business, a B.S. in finance from University of South Carolina, Darla Moore School of Business and a B.A. in French from University of South Carolina, Columbia.

Mark Partin has served as our Chief Financial Officer since January 2015 and as our Treasurer since February 2015. Prior to joining us, Mr. Partin served as the Chief Financial Officer for Fiberlink Communications Corporation (now MaaS360, an IBM Company), an Enterprise Mobility Management company from 2005 to 2014. From 1995 to 2005, Mr. Partin served in various senior financial roles for companies such as Headhunter.net, Inc. (now Careerbuilder.com), Contour Medical, Inc. (acquired by Sun Healthcare Group, Inc.), American Health Imaging, and Williams Group International. From 1991 to 1995, Mr. Partin was a CPA and auditor with Arthur Andersen & Co. in Atlanta, Ga. Mr. Partin holds an M.B.A. from Harvard Business School and a B.S. in business administration from the University of Tennessee.

Karole Morgan-Prager has served as our Chief Legal and Administrative Officer since May 2015 and as our Secretary since August 2015 and was named Chief Legal and Administrative Officer in October 2016. Prior to joining us, Ms. Morgan-Prager served as General Counsel and Corporate Secretary of McClatchy Company, a newspaper and internet publisher, from July 1995 to May 2015. She was named Vice President of The McClatchy Company in May 1998 and Vice President, Corporate Development in May 2012. From November 1992 to June 1995, Ms. Morgan-Prager served as Associate General Counsel for The Times Mirror Company, a newspaper publishing company that was acquired by Tribune Co. From October 1987 to October 1992, Ms. Morgan-Prager was an Associate with the law firm Morrison & Foerster, working on corporate securities matters. Ms. Morgan-Prager holds a J.D. from the University of California, Los Angeles and a B.A. in Journalism and Political Science from University of Nevada.

Marc Huffman has served as our Chief Operating Officer since February 2018. Prior to joining us, Mr. Huffman served as President, Worldwide Sales and Distribution of NetSuite Inc., a global cloud ERP software provider (acquired by Oracle Corporation), from April 2014 to February 2018, Senior Vice President of North American Verticals, Channels and APAC of NetSuite from 2010 to April 2014, Senior Vice President of Sales, North America of NetSuite from 2008 to 2010 and Vice President of Sales of NetSuite from December 2003 to 2008. Prior to joining NetSuite, Mr. Huffman served as a director of sales responsible for Canada and the central United States at Oracle Corporation. Currently, Mr. Huffman serves on the board of directors of Channel Advisor Corporation, a provider of software-as-a-service solutions that help retailers and branded manufacturers improve their online performance. Mr. Huffman holds a B.S. with emphasis on marketing from California State University, Chico.

EXECUTIVE COMPENSATION

The section below provides information regarding the fiscal 2017 compensation for our named executive officers, or NEOs, who consist of our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2017.

Process and Procedure for Compensation Decisions

The decisions with respect to fiscal 2017 executive officer compensation, including the compensation of our NEOs, are made by our compensation committee, with input from each our chief executive officer and chief legal and administrative officer (except with respect to each of her own compensation) and Compensia, an independent compensation consultant within the meaning of the rules of the SEC and the NASDAQ Stock Market. Compensia was engaged by our compensation committee pursuant to the authority delegated under its charter, and serves at the discretion of the compensation committee.

Our compensation committee believes each of our chief executive officer, chief financial officer, and chief legal and administrative officer has valuable insight into the day-to-day contributions of our executive officers, and solicits the advice and input from each with respect to performance objectives under our annual bonus plan. Our chief executive officer also provides input with respect to the target compensation levels for our executive officers, including our NEOs, other than herself. No executive officer provides input on his or her own compensation, which is determined by our compensation committee, in its discretion. At the request of our compensation committee, Compensia provides an assessment of the competitiveness of our executive compensation program as compared with our competitors, and our compensation committee uses this assessment as one of several factors in approving target levels of compensation for each executive officer. Other factors our compensation committee considers in setting executive compensation include one or more of the following: individual performance and skills, management input, internal relative alignment of compensation levels, anticipated future contributions to our company, and the judgment and experience of the members of our compensation committee.

Our compensation committee makes the final decisions with respect to all executive officer compensation decisions.

Summary Compensation Table

The following table presents information concerning the total compensation of our NEOs for services rendered to us in all capacities during the year ended December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Therese Tucker Chief Executive Officer	2017	375,000	—	—	187,500	—		562,500
	2016	336,634	—	635,365	235,900	769		1,208,668
Chris Murphy Chief Revenue Officer	2017	350,000	—	—	87,500	10,800	(3)	448,300
	2016	320,248	—	317,682	235,900	10,868		884,698
Mark Partin Chief Financial Officer	2017	350,833	—	—	87,708	10,800	(3)	449,341
(1)	The amounts in these columns represent the aggregate grant date fair value of stock option awards as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 2 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2017. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to Ms. Tucker’s performance-based option to purchase 482,800 shares of our common stock, or the Performance-Based Option, although the award has been legally granted, as of December 31, 2017, we could not determine that the achievement of the performance targets is probable. This is due to the fact that the vesting is based, in part, on the achievement of yearly cash flow targets through 2019 that have yet to be established. The cash flow targets for each year are determined by our board of directors concurrently with the annual budget process and because each yearly cash flow target has not yet been set, there is no grant date and therefore no grant date fair value. Accordingly, the award has not been included in the table. If each yearly cash flow target is met through 2019, but the full cumulative annual recurring target through 2019 is not met, Ms. Tucker is still able to vest in the award if an additional cash flow target for 2020 and a cumulative annual recurring revenue target through 2020 are achieved. If the Performance-Based Option was valued as though the date of legal grant was also the accounting grant date, assuming 100% achievement of all performance-based targets, the Performance-Based Option would have a grant date fair value of $3,176,824. See “CEO Equity Awards” below for additional details on the terms of this award.

(2)	The amounts in these columns represent annual incentives earned for 2017 under our 2017 Annual Bonus Plan—Executive Officer Bonus Plan, or 2017 Bonus Plan, as described in additional detail below.
(3)	Consists of 401(k) plan matching contributions.

2017 Non-Equity Incentive Plan Compensation

Each of our NEOs participated in the 2017 Bonus Plan, which provided for cash incentives for certain company executives, including our NEOs, for 2017 performance. Target bonuses for the NEOs were based on a percentage of his or her 2017 annual base salary as follows: Ms. Tucker (100%), Mr. Partin (50%), and Mr. Murphy (100%).

The 2017 Bonus Plan was designed to fund based on company performance, measured by gross annual recurring revenue bookings less churned (lost) annual recurring revenue, or Net New ARR, and free cash flow. The 2017 Bonus Plan provides that if the free cash flow threshold was achieved, then the 2017 Bonus Plan would fund as to: (a) 50%, if between 80% and 84.99% of the Net New ARR target was achieved, (b) 62.5%, if between 85% and 89.99% of the Net New ARR target was achieved, (c) 75%, if between 90% and 94.99% of the Net New ARR target was achieved, (d) 87.5%, if between 95% and 99.99% of the Net New ARR target was achieved, or (e) 100%, if 100% or above of the Net New ARR target was achieved. To the extent the Net New ARR achievement was between applicable percentages, the funding percentage would be funded based on a linear interpolation between those levels. Each NEO’s bonus payment under the 2017 Bonus Plan was based on the percentage at which the 2017 Bonus Plan funded as described above. The Net New ARR target was based on the targeted growth of Net New ARR from the end of the year 2016 to the end of the year 2017 and the free cash flow threshold was based on cash flow from operations less capital expenditures for 2017. Our compensation committee administers the 2017 Bonus Plan, and reserved the discretion to modify or change the formula for paying bonuses.

After the end of 2017, our compensation committee determined that we achieved the free cash flow threshold, but did not achieve any Net New ARR threshold under the 2017 Bonus Plan. However, after consideration of the achievements we made during 2017 with respect to our overall financial performance and the scaling of our operations and of each NEO’s contributions to those achievements, our compensation committee exercised its discretion under the 2017 Bonus Plan to award bonuses under the 2017 Bonus Plan in the amounts set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Outstanding Equity Awards at Year-End

The following table presents information concerning all outstanding equity awards held by each of our named executive officers as of December 31, 2017:

Named Executive Officer	Grant Date(1)		Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Therese Tucker	10/17/16	(2)	—	—	482,800	14.00	10/16/2026
	10/17/16	(3)	24,140	72,420	—	14.00	10/16/2026
Chris Murphy	3/3/2014	(4)	375,000	125,000	—	5.00	3/2/2024
	10/17/2016	(5)	12,070	36,210	—	14.00	10/16/2026
Mark Partin	3/30/2015	(6)	280,088	280,088	—	14.00	3/29/2025
	10/17/2016	(5)	12,070	36,210	—	14.00	10/16/2026
(1)	Each of the outstanding equity awards was granted pursuant to our 2014 Equity Incentive Plan, or 2014 Plan.
(2)	The shares vest based on achievement of certain performance metrics and Ms. Tucker’s continued service with us through the date on which achievement is determined by our board of directors or its authorized committee. See “CEO Equity Awards” below for additional details on the terms of this award.

(3)	Twenty-five percent (25%) of the shares (rounded down to the nearest whole number of shares) vest on each of the first four anniversaries of the vesting commencement date (January 1, 2016), subject to continued service with us through each applicable vesting date.
(4)	Twenty-five percent (25%) of the shares (rounded down to the nearest whole number of shares) vest on each of the first four anniversaries of the vesting commencement date (March 3, 2014), subject to continued service with us through each applicable vesting date.
(5)	Twenty-five percent (25%) of the shares (rounded down to the nearest whole number of shares) vest on each of the first four anniversaries of the vesting commencement date (September 27, 2016), subject to continued service with us through each applicable vesting date.
(6)	Twenty-five percent (25%) of the shares (rounded down to the nearest whole number of shares) vest on each of the first four anniversaries of the vesting commencement date (January 20, 2015), subject to continued service with us through each applicable vesting date.

CEO Equity Awards

Ms. Tucker received two stock option awards in 2016.

Performance-Based Option. The first stock option award is the Performance-Based Option covering 482,800 shares of our common stock. The shares subject to the Performance-Based Option vest based on achievement of certain performance metrics and Ms. Tucker’s continued service with us through the date on which achievement is determined by our board of directors or its authorized committee. For the period beginning on January 1, 2016 and ending on December 31, 2019, or the Performance Period, if we achieve yearly cash flow targets as determined by our board of directors concurrently with the annual budget process for each of our fiscal years, or the Cash Flow Metric, then the Performance-Based Option vests based on the extent of our achievement of cumulative annual recurring revenue targets during the Performance Period. If our board of directors determines that the Cash Flow Metric was met during the Performance Period but we did not achieve the full cumulative annual recurring revenue targets during the Performance Period, then the portion of the Performance-Based Option that becomes eligible to vest and become exercisable but failed to vest during the Performance Period may be eligible to vest and becomes exercisable based on the extent of our achievement of an additional cash flow target for 2020 and a cumulative annual recurring revenue target during the period beginning on January 1, 2016 and ending on December 31, 2020.

If, upon a “change of control” (as defined in Ms. Tucker’s employment agreement), the Performance-Based Option is not vested and exercisable and is not assumed or substituted for, then it is intended that, immediately prior to such change of control, the Performance-Based Option will vest as to 100% of the shares subject to the Performance-Based Option. If, upon a change of control, the Performance-Based Option is assumed and substituted for and cumulative annual recurring revenue thresholds are met (which are based on the year in which the change of control occurs), then, immediately prior to the change of control, the Performance-Based Option will vest and become exercisable as to the number of shares subject to the Performance-Based Option equal to 1/48th of the number of shares subject to the Performance-Based Option multiplied by the total number of completed months between the date the Performance-Based Option is granted and the consummation of the change of control, rounded down to the nearest whole share, and the remaining shares will become vested and exercisable at a rate of 1/48th of the number of shares subject to the Performance-Based Option per month through the four year anniversary of the date the Performance-Based Option is granted, subject to Ms. Tucker’s continued service with us through each such vesting date.

Time-Based Option. The second stock option award is the Time-Based Option covering 96,560 shares of our common stock. 25% of the shares subject to the Time-Based Option (rounded down to the nearest whole number of shares) will vest on each of the first four anniversaries of the Time-Based Option’s vesting commencement date, subject to Ms. Tucker’s continued service with us through each such vesting date. If, upon a change of control, the Time-Based Option is not vested and exercisable and is not assumed or substituted for, then immediately prior to such change of control, the Time-Based Option will vest as to 100% of the shares subject to the Time-Based Option. If, upon a change of control, the Time-Based Option is assumed or substituted for and Ms. Tucker experiences a qualifying termination as described in her employment agreement, then the Time-Based Option will vest as to 100% of the shares subject to the Time-Based Option.

Both the Performance-Based Option and the Time-Based Option were granted subject to the terms and conditions of our 2014 Plan and the option agreements thereunder.

Executive Employment Arrangements

Therese Tucker. On August 24, 2016, we entered into an employment agreement with Therese Tucker, our Chief Executive Officer. The employment agreement has an initial term of three years from January 1, 2016 and is expected to automatically renew on each year thereafter, unless we or Ms. Tucker provides the other party at least 30 days written notice. In the event of a “change in control” (as defined in Ms. Tucker’s agreement), the term will extend for an additional two years from the date of such change in control.

The employment agreement provides Ms. Tucker with an initial annual base salary of $350,000 and an on-target bonus equal to 100% of her base salary, based upon achievement of performance objectives to be determined by our compensation committee.

Ms. Tucker’s employment agreement also provides that if her employment is terminated by us without “cause” (excluding by death or disability), we decide to not renew Ms. Tucker’s agreement, or Ms. Tucker resigns for “good reason” (as such terms are defined in Ms. Tucker’s agreement), Ms. Tucker will receive (i) a lump sum payment equal to 18 months of Ms. Tucker’s base salary then in effect; (ii) a lump sum payment equal to the premium costs for Ms. Tucker and her eligible dependents to continue health insurance coverage under COBRA for 18 months; (iii) a lump sum amount equal to the prorated portion of Ms. Tucker’s annual bonus for the year of termination that would have been paid to Ms. Tucker had Ms. Tucker been employed by us for the entire fiscal year of termination, based on actual performance for the year (and assuming any individual performance goals would have been met at target levels); and (iv) a lump sum amount equal to the earned but unpaid bonus for the prior fiscal year, if any.

Ms. Tucker’s employment agreement also provides that if Ms. Tucker’s employment is terminated by us without “cause” (excluding by death or disability), we decide to not renew Ms. Tucker’s agreement, or Ms. Tucker resigns for “good reason” and such termination occurs in connection with, or within three months before or 24 months after a “change of control” (as such term is expected to be defined in Ms. Tucker’s agreement), Ms. Tucker will receive (i) a lump sum payment equal to 12 months of Ms. Tucker’s base salary then in effect, or, if greater, as in effect immediately prior to the change of control; (ii) a lump sum payment equal to the premium costs for Ms. Tucker and her eligible dependents to continue health insurance coverage under COBRA for 12 months; (iii) a lump sum amount equal to the earned but unpaid bonus for the prior fiscal year, if any; and (iv) 100% of the shares subject to Ms. Tucker’s outstanding Company equity awards will vest and, to the extent applicable, become exercisable.

Ms. Tucker’s employment agreement also provides that if her employment is terminated due to her death or disability, Ms. Tucker will receive (i) a lump sum amount equal to the earned but unpaid bonus for the prior fiscal year, if any and (ii) a lump sum amount equal to the Ms. Tucker’s target bonus, pro-rated to reflect time served in the year of termination.

Any receipt of severance benefits by Ms. Tucker will be contingent upon her execution and non-revocation of a separation agreement and release of claims against us. In the event any of the payments provided for under Ms. Tucker’s employment agreement or otherwise payable to Ms. Tucker would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, could be subject to the related excise tax under Section 4999 of the Code, she would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to her. Ms. Tucker’s employment agreement does not require us to provide any tax gross-up payments.

Mark Partin. On September 29, 2016, we entered into a confirmatory employment letter with Mr. Partin. The confirmatory employment letter has no specific term and provides for at-will employment. The confirmatory employment letter supersedes Mr. Partin’s original employment offer letter. The vesting acceleration and severance benefits have been replaced by the Policy as described in the “Change of Control and Severance Policy” below. Mr. Partin is also eligible to receive severance benefits as described in the “Change of Control and Severance Policy” below. Mr. Partin’s current annual base salary is $365,000 and Mr. Partin’s current annual on-target bonus is 50% of his annual base salary.

Chris Murphy. On September 29, 2016, we entered into a confirmatory employment letter with Mr. Murphy. This employment letter has no specific term and provides for at-will employment. The confirmatory employment letter supersedes Mr. Murphy’s original employment offer letter. The vesting acceleration has been replaced by the Policy described in the “Change of Control and Severance Policy” below. Mr. Murphy is also eligible to receive severance benefits as described in the “Change of Control and Severance Policy” below. Mr. Murphy’s current annual salary is $350,000 and Mr. Murphy’s current annual on-target bonus is 100% of his annual base salary.

Change of Control and Severance Policy

Our board of directors approved the following change of control and severance benefits for our executive officers (including Messrs. Partin and Murphy) and other key employees, other than Ms. Tucker, that are set forth in our Change of Control and Severance policy, or the Policy:

If we terminate an executive officer’s employment other than for “cause,” death or “disability” or such participant resigns for “good reason” during the period from the period beginning on a “change of control” (as such terms are defined in the Policy) and ending 12 months following a change of control (the “change of control period”), such executive officer will be eligible to receive the following severance benefits (less applicable tax withholdings):

•	100% of the executive officer’s then-outstanding and unvested equity awards granted in connection with his or her hiring or promotion, as applicable, will become fully vested and exercisable and any applicable performance goals will be deemed achieved at 100% of target levels;
•	A lump sum cash amount equal to six months of the executive officer’s base salary in effect immediately prior to the termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then the executive officer’s annual base salary in effect immediately prior to such reduction) or the change of control, whichever is greater; and
•	Payment or reimbursement of continued health coverage for the executive officer and the executive officer’s eligible dependents under COBRA for a period of up to six months or a taxable lump sum payment in lieu of payment or reimbursement, as applicable.

If we terminate an executive officer’s employment other than for “cause,” death, or “disability” outside of the change of control period, such executive officer will be eligible to receive the following severance benefits (less applicable tax withholdings):

•	A lump sum cash amount equal to six months of the executive officer’s base salary in effect immediately prior to the termination; and
•	Payment or reimbursement of continued health coverage for the executive officer and the executive officer’s eligible dependents under COBRA for a period of up to six months or a taxable lump sum payment in lieu of payment or reimbursement, as applicable.

To receive the severance benefits upon a qualifying termination, an executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the Policy. If any of the payments provided for under the Policy or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the executive officer will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him or her. The Policy does not require us to provide any tax gross-up payments to any executive officer.

401(k) Plan

We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants. In 2017, we paid discretionary matching contributions that vest over a 3-year period.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2017. Information is included for equity compensation plans approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	5,019,083	(1)	$13.90	(2)	8,344,315	(3)
Equity compensation plans not approved by security holders:	—		—		—
Total	5,019,083		$13.90		8,344,315
(1)	The amount consists of options to purchase shares of our common stock under our 2016 Plan and 2014 Plan that contain service-only vesting conditions. The amount excludes options granted to purchase 682,800 shares of common stock at an exercise price of $14.00 per share to two executive officers during fiscal 2016 that vest upon meeting certain performance conditions and continued service.
(2)	Indicates a weighted average price for outstanding options to purchase 5,019,083 shares of our common stock under our 2016 Plan and 2014 Plan that contain service-only vesting conditions.
(3)	Consists of 8,344,315 shares of our common stock reserved for issuance under our 2016 Plan. Our 2016 Plan provides that on the first day of each fiscal year beginning with the 2017 fiscal year, the number of shares of our common stock available for issuance thereunder will be increased in an amount equal to the least of (i) 6,196,000 shares, (ii) 5% of the total number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year or (iii) a lower number of shares determined by our board of directors or a committee thereof. On January 1, 2018, the number of shares of our common stock reserved for issuance under our 2016 Plan increased by 2,649,148 shares pursuant to this provision. This increase is not reflected in the table above.

RELATED PERSON TRANSACTIONS

Related Person Transactions

The following is a summary of transactions since January 1, 2017 to which we have been or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors, nominees for director, promoters or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

Stockholders’ Agreement

We are party to the Stockholders’ Agreement, which contains specific rights, obligations and agreements of our Principal Stockholders as owners of our common stock. In addition, the Stockholders’ Agreement contains provisions related to the composition of our board of directors and its committees, which are discussed under the section titled “Board of Directors and Corporate Governance—Composition of the Board.”

Voting Agreement. Under the Stockholders’ Agreement, our Principal Stockholders have agreed to take all necessary action, including casting all votes to which such existing owners are entitled to cast at any annual or special meeting of stockholders, so as to ensure that the composition of our board of directors and its committees complies with (and includes all of the nominees in accordance with) the provisions of the Stockholders’ Agreement related to the composition of our board of directors and its committees, which are discussed under the section titled “Board of Directors and Corporate Governance—Composition of the Board.”

Silver Lake Sumeru Approvals. Under the Stockholders’ Agreement and subject to our amended and restated certificate of incorporation and amended and restated bylaws, and applicable law, for so long as the Principal Stockholders collectively own or hold of record, directly or indirectly, in the aggregate at least 40% of their collective “Post-IPO Shares” (as defined in the Stockholders’ Agreement), as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization, the following actions will require the approval of our board of directors, including the affirmative vote of at least two Silver Lake Sumeru directors:

•	any voluntary liquidation, winding up or dissolution or any action relating to a voluntary bankruptcy, reorganization or recapitalization of the Company or its subsidiaries;
•	certain dispositions of assets with a value in excess of $50 million or entry into joint ventures requiring a capital contribution in excess of $50 million, in each case, by the Company or its subsidiaries;
•	fundamental changes in the Company’s or its subsidiaries’ existing lines of business or the entry into a new significant line of business;
•	any amendments to the Company’s amended and restated certificate of incorporation and amended and restated bylaws;
•	incurrence of indebtedness in excess of $150 million;
•	appointment or termination of the Chief Executive Officer; and
•	change of control transactions.

Transfer Restrictions. Under the Stockholders’ Agreement, each of Iconiq, Ms. Tucker and Mr. Spanicciati have agreed, subject to certain limited exceptions, not to transfer, sell, exchange, assign, pledge, hypothecate, convey or otherwise dispose of or encumber any shares of our common stock without the consent of Silver Lake Sumeru until the earlier of (i) two years following the completion our initial public offering, or November 2, 2018, and (ii) Silver Lake Sumeru’s reduction of its holdings of common stock following our initial public offering by 50%. In connection with the sale of shares under our shelf registration statement on March 12, 2018, Silver Lake Sumeru’s ownership was reduced by more than 50% of its holdings of common stock following our initial public offering and these transfer restrictions were terminated.

Drag Along Right. For so long as Silver Lake Sumeru holds greater than 10% of our common stock then outstanding, if Silver Lake Sumeru approves a change of control transaction, each of Iconiq, Ms. Tucker and

Mr. Spanicciati will be required to vote in favor of and not oppose such transaction and, if structured as a sale of shares, sell its shares to a prospective buyer on the same terms that are applicable to Silver Lake Sumeru.

Registration Rights Agreement

We are party to an Amended and Restated Registration Rights Agreement with our Principal Stockholders, dated as of October 27, 2016, or the Registration Rights Agreement. Under the Registration Rights Agreement our Principal Stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. We will pay the registration expenses (other than underwriting discounts and commissions and stock transfer taxes) of the holders of the shares registered pursuant to the registrations described below.

Silver Lake Sumeru will be entitled to certain S-1 and S-3 registration rights on one or more occasions. Iconiq will be entitled to certain S-3 registration rights on one or more occasions. Beginning two years following the completion of our initial public offering, or November 2, 2018, Ms. Tucker and Mr. Spanicciati will also be entitled to certain S-3 registration rights on one or more occasions. In addition, if we or a Principal Stockholder proposes to register the offer and sale of our capital stock under the Securities Act, the other Principal Stockholders will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations set forth in the registration rights agreement. On November 13, 2017, we filed a shelf registration statement on Form S-3 for the sale of 33,738,329 shares of our common stock then held by our Principal Stockholders and for the sale of up $100,000,000 of any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights and units. This registration statement was declared effective by the SEC on November 17, 2017.

The registration rights described above apply to (i) shares of our common stock held by our Principal Stockholders and their respective affiliates, and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, or Registrable Securities. These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with the consent of the company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Silver Lake Sumeru and its affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Employment Arrangement

Isaac Tucker, who is the son of Ms. Tucker, our Chief Executive Officer, has been employed by us since 2006 and currently serves as Chief Product Officer. His 2017 total compensation, which is comprised of a base salary and bonus, was $292,000 and was in line with similar roles at the company. Effective December 1, 2017, Mr. Tucker’s base salary was $300,000 per year with a 40% bonus target.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of our directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we must indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of each and any person who is or was one of our directors or officers against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Certain Relationships

From time to time, we do business with other companies affiliated with Silver Lake Sumeru and Iconiq. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arms-length basis.

Policies and Procedures for Related Party Transactions

In connection with our initial public offering, our audit committee and our board of directors approved a Related Party Transactions Policy which provides that our audit committee is responsible for reviewing and approving any related party transaction, taking into account whether the transaction is on an arms-length basis, whether there are business reasons for the transaction, whether the transaction would impair a director’s independence and whether the related party transaction would present an improper conflict of interest. The Related Party Transaction Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Our full board of directors (with any interested director recusing him or herself) reviewed and approved our related party transactions prior to our initial public offering and following our initial public offering, our audit committee will approve all of our related party transactions.

We believe that we have executed all the transactions described above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future related party transactions are approved by our audit committee, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our capital stock as of March 15, 2018 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all executive officers and directors as a group.

Applicable percentage ownership is based on 53,442,175 shares of our common stock outstanding at March 15, 2018. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 15, 2018 which are subject to vesting conditions expected to occur within 60 days of March 15, 2018 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each person listed on the table is c/o BlackLine, Inc., 21300 Victory Boulevard, 12th Floor, Woodland Hills, CA 91367.

	Common Stock
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders:
Funds Affiliated with Silver Lake Sumeru(1)	7,583,873	14.19%
Funds Affiliated with ICONIQ(2)	4,701,176	8.80%
Named Executive Officers and Directors:
Jason Babcoke(3)	—	—
John Brennan(4)	—	—
William Griffith(5)	17,102	*
Hollie Haynes(6)	—	—
Chris Murphy(7)	462,070	*
Mark Partin(8)	432,202	*
Graham Smith(9)	50,000	*
Mario Spanicciati(10)	2,856,091	5.34%
Kevin Thompson(11)	5,245	*
Therese Tucker(12)	6,008,280	11.23%
Thomas Unterman(13)	164,307	*
All directors and executive officers as a group (13 people)(14)	10,149,612	18.60%
*	Represents beneficial ownership of less than 1%.
(1)	Includes (i) 7,516,748 shares held by Silver Lake Sumeru Fund, L.P. (“SLS”), a Delaware limited partnership, and (ii) 67,125 shares held by Silver Lake Technology Investors Sumeru, L.P. (“SLTI”), a Delaware limited partnership (collectively, the “Silver Lake Sumeru Shares”). Silver Lake Technology Associates Sumeru, L.P. (the “Lower GP”), a Delaware limited partnership, is the general partner of each of SLS and SLTI. SLTA Sumeru (GP), L.L.C. (the “Upper GP”), a Delaware limited liability company, is the general partner of the Lower GP. Silver Lake Group, L.L.C. (“SLG”), a Delaware limited liability company, and Ajay Shah are the managing members of the Upper GP. The managing members of SLG are Michael Bingle, James Davidson, Egon Durban, Kenneth Hao and Greg Mondre (collectively, the “Managing Members”). The address for Messrs. Bingle and Mondre is c/o Silver Lake, 9 West 57th Street, 32nd Floor, New York, NY 10019. The address for Messrs. Davidson, Durban, Hao and Shah, SLS, SLTI, the Lower GP, the Upper GP and SLG is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025. In connection with the sale of shares under our shelf registration statement on March 12, 2018, SLS and SLTI granted to the underwriters a 30-day option to purchase up to an additional 1,200,000 shares. If the underwriters exercise such option in full by April 11, 2018, SLS’s beneficial ownership would decrease by 1,189,379 shares of common stock and SLTI’s beneficial ownership would decrease by 10,621 shares of common stock.
(2)	Includes (i) 2,919,220 shares held by ICONIQ Strategic Partners, L.P. (“ICONIQ”), (ii) 732,666 shares held by ICONIQ Strategic Partners-B, L.P. (“ICONIQ B”), (iii) 916,983 shares held by ICONIQ Strategic Partners Co-Invest, L.P., BL Series (“ICONIQ BL”) and (iv) 132,307 shares held by ICONIQ Strategic Partners Co-Invest, L.P., BL 2 Series (“ICONIQ BL2”) (collectively, the “ICONIQ

Shares”). Iconiq Strategic Partners GP, L.P. (the “ICONIQ GP”), is the general partner of each of ICONIQ, ICONIQ B, ICONIQ BL and ICONIQ BL2. ICONIQ Strategic Partners TT GP, Ltd. (the “ICONIQ Parent GP”) is the general partner of the ICONIQ GP. Divesh Makan and William Griffith (collectively, the “Managing Holders”) are the sole equity holders and directors of the ICONIQ Parent GP. The addresses of each of the entities and individuals listed in this footnote are c/o ICONIQ Strategic Partners, 394 Pacific Avenue, 2nd Floor, San Francisco, CA 94111.

(3)	Mr. Babcoke, who is one of our directors, is a Principal of Silver Lake Sumeru. Mr. Babcoke has no voting or investment power over the Silver Lake Sumeru Shares. The address for Mr. Babcoke is c/o Silver Lake Sumeru, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(4)	Mr. Brennan, who is one of our directors, is a Managing Director of Silver Lake Sumeru. Mr. Brennan has no voting or investment power over the Silver Lake Sumeru Shares. The address for Mr. Brennan is c/o Silver Lake Sumeru, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(5)	Includes 17,102 shares of common stock held by a family trust of which Mr. Griffith controls. Mr. Griffith, who is one of our directors, is an equity holder and director of ICONIQ Parent GP. Mr. Griffith has voting and investment power over the ICONIQ Shares as described above in note 2. The address for Mr. Griffith is c/o ICONIQ Strategic Partners, 394 Pacific Avenue, 2nd Floor, San Francisco, CA 94111.
(6)	Ms. Haynes, who is one of our directors, is a Managing Director of Silver Lake Sumeru. Ms. Haynes has no voting or investment power over the Silver Lake Sumeru Shares. The address for Ms. Haynes is c/o Silver Lake Sumeru, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(7)	Includes 462,070 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2018.
(8)	Includes 432,202 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2018.
(9)	Includes (i) 25,000 shares of common stock held by Mr. Smith and (ii) 25,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2018.
(10)	Includes (i) 2,157,163 shares of common stock held by the Spanicciati Family 2013 Irrevocable Trust and (ii) 698,928 shares of common stock held by the Spanicciati Family 2013 Dynasty Trust.
(11)	Includes (i) 3,633 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2018 and (ii) 1,612 shares of common stock issuable pursuant to restricted stock units that will vest within 60 days of March 15, 2018.
(12)	Includes (i) 3,282,610 shares of common stock held by the Brian and Therese Tucker Living Trust dated 12/19/2014, (ii) 1,200,000 shares of common stock held by the Tucker Legacy Trust dated 12/30/2014, (iii) 577,200 shares of common stock held by the Isaac Tucker 2012 Irrevocable Trust, (iv) 577,200 shares of common stock held by the Roseanna Tucker 2012 Irrevocable Trust, (v) 250,916 shares of common stock held by the Tucker-Seimetz Safety Net GRAT dated 09/28/2015, (vi) 54,074 shares of common stock held by the Claire Seimetz 2015 Trust dated 9/28/2015, (vii) 18,000 shares of common stock held by Therese Tucker, and (viii) 48,280 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2018.
(13)	Includes (i) 100,000 shares of common stock held by ETU Rustic Canyon Trust of which Mr. Unterman is the trustee, (ii) 51,807 shares of common stock held by Thomas Unterman, (iii) and 12,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2018.
(14)	Includes 1,139,612 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2018.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2017, with the exception noted below:

•	A late Form 4 report was filed for Mario Spanicciati on December 1, 2017 to report a sale of 12,750 shares of common stock on November 27, 2017.

2017 Annual Report

Our financial statements for our fiscal year ended December 31, 2017 are included in our 2017 annual report, which we will make available to stockholders at the same time as this proxy statement. You may also obtain a copy of our 2017 annual report, including the financial statements and the financial statement schedules, free of charge, by sending a written request to our Investor Relations department at BlackLine, Inc., 21300 Victory Boulevard, 12th floor, Woodland Hills, CA 91367, Attention: Investor Relations.

Company Website

We maintain a website at www.blackline.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing BlackLine’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER PROPOSAL DEADLINES FOR 2019 ANNUAL MEETING

Stockholder Proposals for Inclusion in Proxy Statement

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than November 22, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

BlackLine, Inc.
Attn: Corporate Secretary
21300 Victory Boulevard, 12th Floor
Woodland Hills, California 91367

Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement and for stockholders to nominate directors for election at an annual meeting of stockholders. In order to be properly brought before our 2019 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2019 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices:

•	not earlier than January 6, 2019, and
•	not later than the close of business on February 5, 2019.

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2018 annual meeting, then such written notice must be received no earlier than the close of business on the 120th day before the 2019 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2019 annual meeting of stockholders, or
•	the 10th day following the day on which public announcement of the date of our 2019 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting. To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. Notices should be addressed to:

BlackLine, Inc.
Attn: Corporate Secretary
21300 Victory Boulevard, 12th Floor
Woodland Hills, California 91367

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to our Board.”

*********

We know of no other matters to be submitted at the 2018 annual meeting. If any other matters properly come before the 2018 annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2018 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Woodland Hills, California

March 29, 2018

Appendix A

BLACKLINE, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

1.   Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; an option granted under the Non-423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non-423 Component option may include features necessary to comply with applicable non-U.S. laws pursuant to rules, procedures or sub-plans adopted by the Administrator. Except as otherwise provided herein or by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.    Definitions.

(a)	“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)	“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)	“Applicable Laws” means the requirements relating to the administration of equity-based awards, including, but not limited to, the related issuance of shares of Common Stock, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.
(d)	“Board” means the Board of Directors of the Company.
(e)	“Change in Control” means the occurrence of any of the following events:
(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)	A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)	A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)	“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)	“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)	“Common Stock” means the common stock of the Company.
(i)	“Company” means BlackLine, Inc., a Delaware corporation, or any successor thereto.
(j)	“Compensation” means an Eligible Employee’s base straight time gross earnings, payments for overtime and shift premium, and commissions (to the extent such commissions are an integral, recurring part of compensation), but is exclusive of payments for incentive compensation, bonuses, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)	“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)	“Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

(m)	“Director” means a member of the Board.
(n)	“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than five months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Law) for purposes of any separate Offering or for Participants in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423 2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423 2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of U.S. Treasury Regulation Section 1.423-2.
(o)	“Employer” means the employer of the applicable Eligible Employee(s).
(p)	“Enrollment Date” means the first Trading Day of each Offering Period.
(q)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)	“Exercise Date” means the first Trading Day on or before May 10 and November 10 of each Purchase Period. The first Exercise Date under the Plan will be November 10, 2018. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 19, the Administrator, in its sole discretion, may determine that such Offering Period will terminate without options being exercised on the Exercise Date(s) that otherwise would have occurred during such Offering Period.
(s)	“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or on the last preceding Trading Day if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
(t)	“Fiscal Year” means the fiscal year of the Company.
(u)	“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)	“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423 2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423 2(a)(2) and (a)(3).
(w)	“Offering Periods” means the overlapping, consecutive periods of approximately 12 months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after May 10 and November 10 of each year and terminating on the first Trading Day on or before May 10 and November 10, approximately 12 months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after November 10, 2018 and will end on the first Trading Day on or before November 10, 2019. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.
(x)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)	“Participant” means an Eligible Employee that participates in the Plan.
(z)	“Plan” means this BlackLine, Inc. 2018 Employee Stock Purchase Plan.
(aa)	“Purchase Period” means the period during an Offering Period and during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, Purchase Periods will be the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.
(bb)	“Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 22.
(cc)	“Section 409A” means Section 409A of the Code and the regulations and guidance thereunder, as may be amended or modified from time to time.
(dd)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee)	“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(ff)	“U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.    Eligibility.

(a)	Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)	Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.
(c)	Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.    Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 10 and November 10 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after November 10, 2018 and end on the first Trading Day on or before November 10, 2019. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.

5.    Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.

6.    Contributions.

(a)	At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation, which he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any

Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)	In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on or prior to the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.
(c)	All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d)	A Participant may discontinue his or her participation in the Plan as provided in Section 10. Unless otherwise provided by the Administrator, during any Purchase Period, a Participant may decrease (but not increase) the rate of his or her Contributions (including to zero percent (0%)) one (1) time by satisfying the procedures set forth in this paragraph, provided that any change in Contribution rate made pursuant to the immediately preceding sentence will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in Contribution rate earlier). Any change to the rate of Participant’s Contributions during a Purchase Period to the extent permitted under this paragraph will require the Participant to (i) properly complete and submit to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) follow an electronic or other procedure prescribed by the Administrator, in either case, on or before a date determined by the Administrator. If a Participant has not followed the procedures set forth in this Section 6(d) to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and Offering Period and future Purchase Periods and Offering Periods (unless the Participant’s participation is terminated as provided in Sections 10 or 11). The Administrator may, in its sole discretion, limit or amend the nature and/or number of Contribution rate changes that may be made by Participants during any Purchase Period or Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.
(e)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) by the Administrator at any time during an Offering Period (or Purchase Period, as applicable). Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period (or Purchase Period, as applicable) scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)	Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted or advisable under Applicable Law, (ii) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component and/or (iii) the Participants are participating in the Non-423 Component.
(g)	At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common

Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423 2(f).

7.    Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,000 shares of Common Stock (subject to any adjustment pursuant to Section 18) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13 and in the subscription agreement. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.    Exercise of Option.

(a)	Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.
(b)	If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.    Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker, trustee, or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.    Withdrawal.

(a)	A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii)following an electronic or other withdrawal procedure determined by the Administrator. For a withdrawal to be effective, a Participant must follow the procedures set forth in this Section 10(a) prior to 1pm Pacific Time on the business day prior to an Exercise Date. If the withdrawal does not occur prior to this time, the Participant will continue to be a Participant in the Plan. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)	A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11.    Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.

12.    Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423 2(f).

13.    Stock.

(a)	Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 1,500,000 shares of Common Stock.

(b)	Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)	Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if so required under Applicable Law, in the name of the Participant and his or her spouse.

14.    Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans, and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423 2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15.    Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.    Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423 2(f). Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

17.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

18.    Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, class, and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)	Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.    Amendment or Termination.

(a)	The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)	Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods and any Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)	In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)	amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)	altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii)	shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)	reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)	reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

20.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.    Section 409A. The Plan is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.

23.    Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of 20 years, unless sooner terminated under Section 19.

24.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

26.    No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

27.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

28.    Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

29.    Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all Participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A

BLACKLINE, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Change in Payroll Deduction Rate

1.                    (“Employee”) hereby elects to participate in the BlackLine, Inc. 2018 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Subscription Agreement.

2.    Employee hereby authorizes and consents to payroll deductions from each paycheck in the amount of    % (from 1% to 15%, a decrease in rate may be to 0%) of his or her Compensation on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.    Employee understands that the payroll deductions elected in the prior pargaraph will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. Employee understands that if he or she does not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise his or her option and purchase Common Stock under the Plan.

4.    Employee has received a copy of the complete Plan and its accompanying prospectus. Employee understands that his or her participation in the Plan is in all respects subject to the terms of the Plan.

5.    Shares of Common Stock purchased by Employee under the Plan should be issued in the name(s) of                 (Employee or Employee and spouse only).

6.    Employee understands that if he or she disposes of any shares that he or she purchased under the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which he or she purchased such shares) or one (1) year after the applicable Exercise Date, he or she will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price paid for the shares. Employee hereby agrees to notify the Company in writing within thirty (30) days after the date of any disposition of such shares and to make adequate provision for federal, state or other tax withholding obligations, if any, that arise upon the disposition of such shares. The Company may, but will not be obligated to, withhold from Employee’s compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to Employee’s sale or early disposition of such shares. Employee understands that if he or she disposes of such shares at any time after the expiration of the two (2)-year and one-(1) year holding periods, he or she will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price paid for the shares, or (ii) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.    Employee hereby agrees to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon Employee’s eligibility to participate in the Plan.

8.    Capitalized terms not otherwise defined herein will have the same meanings as such terms are defined in the Plan.

Employee’s Social Security Number:

Employee’s Address:

EMPLOYEE UNDERSTANDS THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY EMPLOYEE.

Dated:
Signature of Employee

EXHIBIT B

BLACKLINE, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the BlackLine, Inc. 2018 Employee Stock Purchase Plan that began on             ,      (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement. Capitalized terms not otherwise defined herein will have the same meanings as such terms are defined in the Plan.

Name and Address of Participant:

Signature:

Date:

BLACKLINE, INC.
21300 VICTORY BLVD 12TH FLOOR
WOODLAND HILLS, CA 91367

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 8, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BL2018**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 8, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43951-Z72297 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKLINE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Jason Babcoke
02) Kevin Thompson

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP ("PWC") as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2018.	☐	☐	☐
3. To adopt the BlackLine, Inc. 2018 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E43952-Z72297

BLACKLINE, INC.
Annual Meeting of Shareholders
May 9, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Mark Partin, Chief Financial Officer, and Karole Morgan-Prager, Chief Legal and Administrative Officer and Secretary, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BLACKLINE, INC. that the shareholder(s) are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 9:00 AM, PDT on May 9, 2018, at www.virtualshareholdermeeting.com/BL2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side